Exhibit 99.1

Homology Medicines Provides an Update on pheNIX Gene Therapy Trial for Adults with PKU

BEDFORD, Mass., February 18, 2022 – Homology Medicines, Inc. (Nasdaq: FIXX), a genetic medicines company, announced today that the U.S. Food and Drug Administration (FDA) has notified the company that its pheNIX gene therapy trial of HMI-102 in adults with phenylketonuria (PKU) has been placed on clinical hold due to the need to modify risk mitigation measures in the study in response to observations of elevated liver function tests. The Company expects to receive an official clinical hold letter within 30 days. Homology plans to provide an update pending further clarity from the FDA.

“We look forward to working with the FDA to address the Agency’s questions and feedback once we receive the letter,” stated Arthur Tzianabos, Ph.D., President and Chief Executive Officer of Homology Medicines. “This hold on our PKU gene therapy trial is based on clinical observations in the pheNIX study and does not relate to CMC/manufacturing capabilities or Homology’s other clinical programs. We plan to provide next steps once we have more information following our FDA interactions.”

Homology has two ongoing clinical programs, the pheEDIT gene editing trial of HMI-103 for PKU and the juMPStart gene therapy trial of HMI-203 for Hunter syndrome, with program updates expected by the end of this year.

About Homology Medicines, Inc.

Homology Medicines, Inc. is a clinical-stage genetic medicines company dedicated to transforming the lives of patients suffering from rare diseases by addressing the underlying cause of the disease. Homology’s clinical programs include HMI-102, an investigational gene therapy for adults with phenylketonuria (PKU); HMI-103, a gene editing candidate for PKU; and HMI-203, an investigational gene therapy for Hunter syndrome. Additional programs focus on metachromatic leukodystrophy (MLD), paroxysmal nocturnal hemoglobinuria (PNH) and other diseases. Homology’s proprietary platform is designed to utilize its family of 15 human hematopoietic stem cell-derived adeno-associated virus vectors (AAVHSCs) to precisely and efficiently deliver genetic medicines in vivo through a gene therapy or nuclease-free gene editing modality, as well as to deliver one-time gene therapy to produce antibodies throughout the body through the GTx-mAb platform. Homology has a management team with a successful track record of discovering, developing and commercializing therapeutics with a focus on rare diseases. Homology believes its initial clinical data and compelling preclinical data, scientific and product development expertise, internal manufacturing capabilities and broad intellectual property position Homology as a leader in genetic medicines. For more information, visit www.homologymedicines.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including timing and expectations surrounding communications with the FDA regarding the pheNIX trial clinical hold and related updates from the Company; the potential of our gene therapy and gene editing platforms, including our GTx-mAb platform; our plans and timing for the release of additional preclinical and clinical data; our beliefs regarding our manufacturing capabilities; and our position as a leader in the development of genetic medicines. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of the COVID-19 pandemic on our business and operations, including our preclinical studies and clinical trials, and on general economic conditions; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; failure to obtain U.S. or international marketing approval; and ongoing regulatory obligations. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Company Contacts

Theresa McNeely

Chief Communications Officer

and Patient Advocate

tmcneely@homologymedicines.com

781-301-7277

Media Contact:

Cara Mayfield

Vice President, Patient Advocacy

and Corporate Communications

cmayfield@homologymedicines.com

781-691-3510